CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney Municipal Money Market Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended March 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                             Chief Financial Officer
Smith Barney Municipal Money                        Smith Barney Municipal Money
Market Fund, Inc.                                   Market Fund, Inc.


/s/ R. Jay Gerken                                   /s/ Richard L. Peteka
-------------------------------                     ---------------------------
R. Jay Gerken                                       Richard L. Peteka
Date: June 7, 2004                                  Date: June 7, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.